UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2006

MANNATECH, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 S. Royal Lane, Suite 200

Coppell, Texas 75019

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 471-7400

(Former name or former address, if change since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 14, 2006, Mannatech entered into a two-year employment agreement with Stephen Fenstermacher, its Senior Vice President and Chief Financial Officer. Pursuant to the terms of the employment agreement, Mannatech agreed to continue to pay Mr. Fenstermacher an annual salary of $300,000, furnish him a leased vehicle, and allow him to participate in all employee benefits available to other company executives. Upon termination of the agreement, Mannatech agreed to pay Mr. Fenstermacher any unused but accrued vacation and the greater of one-year annual salary or the remainder of the payments left under his employment agreement, except in the case of a resignation without good reason, death, termination with cause, or termination by expiration of the agreement by its terms.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Note: The information contained in this report (including all exhibits) is not to be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Exhibit Number	Exhibit
99.1*	Employment Agreement dated June 14, 2006 between Mannatech and Stephen D. Fenstermacher.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANNATECH, INCORPORATED

Dated: June 19, 2006	By:	/s/ Samuel L. Caster
	Name:	Samuel L. Caster
	Title:	Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1*	Employment Agreement dated June 14, 2006 between Mannatech and Stephen D. Fenstermacher.

*	Filed herewith.